Exhibit 99.3

VYYO INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Vyyo Inc.’s (“Vyyo” or the “Company”) consolidated balance sheet as of June 30, 2004 included the assets and liabilities of Xtend Networks Ltd. (“Xtend”) in Vyyo’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. The results of Xtend operations will be consolidated in Vyyo’s financial statements commencing July 1, 2004.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the period of six months ended June 30, 2004 and for the year ended December 31, 2003 combines the historical consolidated statements of operations of Vyyo and Xtend as if the acquisition of Xtend had occurred on January 1, 2003 for purposes of the presentation of the Unaudited Pro Forma Condensed Combined Statement of Operations.

The Unaudited Pro Forma Condensed Combined Statements of Operations should be read together with the financial statements, including the notes to these statements, of Vyyo included in Vyyo’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, with Vyyo’s Annual Report on Form 10-K for the year ended December 31, 2003 and with the historical financial statements of Xtend included in Exhibit 99.2 of this Current Report on Form 8-K/A.

As Xtend is a development stage enterprise that has not yet commenced its planned principal operations, the Company accounted for the transaction as an acquisition of net assets. Accordingly, the purchase price was allocated to the assets acquired (tangible and intangible) and liabilities assumed, based on their relative fair value, and no goodwill was recognized.

Vyyo acquired all of the outstanding shares of Xtend. In consideration, Vyyo issued 1,398,777 shares of Vyyo’s common stock, made cash payments of approximately $3 million for non-competition agreements from certain employees of Xtend and made cash payments to certain Xtend option holders in the amount of approximately $0.3 million. Direct acquisition costs relating to the acquisition of Xtend amounted to approximately $0.8 million. The total purchase price of the Xtend acquisition was approximately $12.5 million.

In addition, Vyyo provided a contingent promissory note (“contingent note”) in a principal amount of $6.5 million payable on March 31, 2007. In the event that the consolidated revenues of Vyyo in the year ended December 31, 2006 equal or exceed $60 million and the consolidated gross margin of Vyyo equals or exceeds 35%, the contingent note shall be canceled. The promissory note was treated as an earnings-based contingent consideration and shall be recorded as an addition to the purchase price only when resolved.

The pro forma adjustments reflecting the consummation of the Xtend acquisition are based on the fair value of the net assets acquired, available financial information, and certain estimates and assumptions set forth in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The fair value of the intangible assets acquired was estimated by a third party appraiser, based upon future expected discounted cash-flows. The pro forma adjustments do not reflect any operating efficiencies or additional costs that may result with respect to the combined operations of Vyyo and Xtend.

The Unaudited Pro Forma Condensed Combined Statements of Operations do not purport to represent what the actual results of operations of Vyyo would have actually been if the acquisition of Xtend had occurred on the date indicated in these Pro Forma Condensed Combined Statements of Operations nor does this information purport to project Vyyo’s results for any future periods.

VYYO INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE PERIOD OF SIX MONTHS ENDED JUNE 30, 2004

(IN THOUSANDS, EXCEPT LOSS PER COMMON SHARE)

	Historical Vyyo	Historical Xtend	Pro Forma Adjustments		Pro Forma Combined
REVENUES	$4,611				$4,611
COST OF REVENUES	2,222				2,222

GROSS PROFIT	2,389				2,389

OPERATING EXPENSES (INCOME):
Research and development, net	2,483	$1,092			3,575
Acquisition of research and development in process	1,402		$(1,402	)A
Selling and marketing	2,576	515			3,091
General and administrative, net	2,745	245			2,990
Amortization of intangible assets			922	B	922
Cash payments to option holders and employees related to the acquisition of Xtend		269	(269	)C
Restructuring adjustments	(549)				(549)

Total operating expenses	8,657	2,121	(749)		10,029

OPERATING LOSS	(6,268)	(2,121)	749		(7,640)

INTEREST INCOME, net	357	17			374

LOSS FROM CONTINUING OPERATIONS	$(5,911)	$(2,104)	$749		$(7,266)

LOSS PER COMMON SHARE FROM CONTINUING OPERATIONS -
Basic and diluted	$(0.45)				$(0.50)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (IN THOUSANDS) -
Basic and diluted	13,120		1,399	D	14,519

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

VYYO INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(IN THOUSANDS, EXCEPT LOSS PER COMMON SHARE)

	Historical Vyyo	Historical Xtend	Pro Forma Adjustments		Pro Forma Combined
REVENUES	$6,060				$6,060
COST OF REVENUES	1,986				1,986

GROSS PROFIT	4,074				4,074

OPERATING EXPENSES:
Research and development, net	4,365	$1,504			5,869
Selling and marketing	4,052	684			4,736
General and administrative, net	5,082	493			5,575
Amortization of intangible assets			$2,090	B	2,090
Restructuring adjustments	1,115				1,115

Total operating expenses	14,614	2,681	2,090		19,385

OPERATING LOSS	(10,540)	(2,681)	(2,090)		(15,311)

INTEREST INCOME, net	1,439	54			1,493

LOSS FROM CONTINUING OPERATIONS	$(9,101)	$(2,627)	$(2,090)		$(13,818)

LOSS PER COMMON SHARE FROM CONTINUING OPERATIONS -
Basic and diluted	$(0.72)				$(0.98)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (THOUSANDS) -
Basic and diluted	12,737		1,399	D	14,136

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

Note 1. Basis of Pro Forma Presentation

Vyyo’s consolidated balance sheet as of June 30, 2004 included the net assets of Xtend in Vyyo’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2004. The results of Xtend’s operations will be consolidated in Vyyo’s financial statements commencing July 1, 2004.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the period of six months ended June 30, 2004 and for the year ended December 31, 2003 combine the historical consolidated statements of operations of Vyyo and Xtend as if the acquisition of Xtend had occurred on January 1, 2003 for purposes of the presentation of the Unaudited Pro Forma Condensed Combined Statement of Operations.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read together with the financial statements, including the notes to these statements, of Vyyo included in Vyyo’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2004, with Vyyo’s Annual Report on Form 10-K for the year ended December 31, 2003 and with the historical financial statements of Xtend included in Exhibit 99.2 of this Current Report on Form 8-K/A.

On June 30, 2004, Vyyo acquired of all of the outstanding shares of Xtend (the “Transaction”). Xtend provides infrastructure solutions that expand the bandwidth of cable television lines. Xtend is based in Tel Aviv, Israel and has an office in Atlanta, Georgia. Xtend employed 33 individuals worldwide as of June 30, 2004.

The acquisition of Xtend is intended to diversify Vyyo’s business, to seek to open new markets for Vyyo’s current products and to leverage Vyyo’s Data Over Cable System Interface Specification (DOCSIS)-based wireless hub to enable cable companies to offer T1 circuit-switched products.

In connection with the Transaction, Vyyo issued 1,398,777 shares of Vyyo’s common stock and made cash payments of $2,970,000 for non-competition agreements from certain employees of Xtend.

In addition, Vyyo provided a contingent promissory note (“contingent note”) in a principal amount of $6.5 million payable on March 31, 2007. In the event that the consolidated revenues of Vyyo in the year ended December 31, 2006 equal or exceed $60 million and the consolidated gross margin of Vyyo equals or exceeds 35%, the contingent note shall be canceled. The contingent note is subject to acceleration in the event that the excess sum of Vyyo’s cash, cash equivalents, short term investments and accounts receivables, net of the sum of Vyyo’s long-term and short-term liabilities (exclusive of the contingent note) is less than $20 million on December 31, 2005 or on June 30, 2006.

As part of the acquisition agreement, Vyyo agreed to pay a contingent cash bonus to a certain Xtend employee in the amount of $1.2 million and granted the same employee 146,000 restricted shares, out of which 71,000 shares shall vest over a six months period and 75,000 shares are subject to a performance criteria.

In connection with the acquisition, Vyyo agreed to make cash payments to certain other Xtend option holders and Xtend employees in connection with those parties’ outstanding options in Xtend. These cash payments include a payment of approximately $269,000 paid in cash at the closing of the Transaction and a payment of approximately $255,000 which is expected to be paid over two years upon realization of certain conditions.

In addition, Vyyo agreed to contribute to Xtend up to $10 million, to be contributed in stages according to the operational needs of Xtend.

As Xtend is a development stage enterprise that has not yet commenced its planned principal operations, Vyyo accounted for the Transaction as an acquisition of net assets.

Direct acquisition expenses relating to the acquisition of Xtend amounted to $818,000.

The purchase price consists of:

June 30, 2004
(In thousands)
Value of Vyyo’s shares (*)	$8,492
Non-competition cash payments	2,970
Other cash payments to option holders and employees	269
Acquisition direct costs	818

Total purchase price	$12,549

(*)	This valuation is based on our average share price of $6.07, based on the average closing prices from May 13, 2004 to May 19, 2004 and including two trading days prior to and two trading days subsequent to the public announcement of the Transaction.

The tangible and intangible net assets acquired consist of the following (in thousands):

Cash and cash equivalents	$3,191
Other current assets	481
Property and equipment, net	325
Current liabilities	(937)

$3,060

Intangible assets acquired:
Existing technology	2,328
In-process research and development	1,402
Non-competition agreements	2,941
Exclusive sales agreement	2,570
Workforce	248

Total intangible assets acquired	9,489

$12,549

The fair value of the intangible assets acquired was estimated by a third party appraiser, based upon future expected discounted cash-flows.

The amount allocated to research and development in-process represents the fair value of purchased in-process technology for research projects that, as of the acquisition date, have not reached technological feasibility and have no alternative future use. Accordingly, they have been charged to Vyyo’s historical statement of operations on the date of acquisition.

Intangible assets acquired will be amortized using the straight-line method over their estimated useful lives as follows: existing technology over six years; non-competition agreements over approximately three years; exclusive sales agreement over four and a half years and workforce over one year.

Note 2. Pro Forma Adjustments

Certain reclassifications have been made to conform Xtend’s historical amounts to Vyyo’s financial statement presentation.

The following pro forma adjustments have been made to the Unaudited Condensed Combined Pro Forma Financial Statements:

(A)	The one-time charge to expense for the fair value of the in-process research and development acquired has been excluded from the unaudited pro forma condensed combined consolidated statement of operations due to its non-recurring nature.

(B)	Reflects amortization of intangible assets associated with the acquisition of Xtend.

(C)	Cash payments to Xtend’s option holders and employees related to the acquisition of Xtend have been excluded from the Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations due to their non-recurring nature.

(D)	The pro forma basic and diluted loss per common share calculation assumes that 1,398,777 shares of Vyyo issued in the Xtend acquisition were outstanding for the entire year in 2003 and for the six month period ended June 30, 2004.